Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Municipal Advantage Fund, Inc.
33-32029, 811-05957


A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
 investment
management
agreement

 Common and
 MuniPreferred
 shares voting
together as a
 class

  MuniPreferred
 shares voting
together as a
class



   For

           23,118,106

                          -
   Against

                988,823

                          -
   Abstain

                850,001

                          -
   Broker Non-
Votes

             6,570,425

                          -
      Total

           31,527,355

                          -
To ratify the
selection of Ernst
 & Young LLP as
 the independent
registered public
accounting firm
for the current
fiscal year





   For

           30,707,156

                          -
   Against

                370,457

                          -
   Abstain

                449,742

                          -
      Total

           31,527,355

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012853.